Exhibit 99.1

Execution copy

TO SUBSCRIBE, THE SUBSCRIBER MUST RETURN TO PARAMOUNT GOLD AND SILVER CORP., THE FOLLOWING:
a.	☐	Duly completed and executed Subscription Agreement (complete pages 1 and 2) no later than 48 hours prior to the Closing Time;
b.	☐	Subscription funds by certified cheque, bank draft or wire transfer in C$ payable to Paramount Gold and Silver Corp.; and
c.	☐	Duly completed and executed Accredited Investor Certificate attached as Schedule “A”.

PARAMOUNT GOLD AND SILVER CORP.
SUBSCRIPTION AGREEMENT FOR UNITS

TO:     PARAMOUNT GOLD AND SILVER CORP.

The Subscriber (as hereinafter defined) hereby irrevocably subscribes for and agrees to purchase from Paramount Gold and Silver Corp. (the “Company”) that number of units of the Company (the “Units”) set out below at a price of C$0.75 per Unit. Each Unit is comprised of one common share of the Company (a “Unit Share”) and one non-transferable common share purchase warrant of the Company (the “Warrants”). Each Warrant shall entitle the holder thereof to acquire one common share of the Company (a “Warrant Share”) at an exercise price of C$1.05 during a term commencing on the date that is 6 months following the Closing Date (as defined hereunder) and ends on the date that is 48 months following the Closing Date. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Units” including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached thereto which forms part of and is hereby incorporated by reference into this Subscription Agreement. The Subscriber and the Company further agree and acknowledge, as applicable, without limitation, (i) that the Company and the Subscriber may each rely upon the other’s respective representations, warranties and covenants contained in such documents, (ii) that the representations and warranties of the Subscriber and the Company shall be true and correct both as of the date of the execution of this Subscription Agreement (as defined hereunder) and as of the Closing Date, and (iii) that such representations and warranties of the Subscriber and the Company shall survive Closing (as defined hereunder).

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below. Please also ensure all Schedules (as applicable) are completed and executed.

	FCMI FINANCIAL CORPORATION	Number of Units: 12,000,000 x C$0.75
(Name of Subscriber)

By:	/s/ Henry Fenig	Aggregate Subscription Cost (C$):	C$9,000,000

	Authorized Signature		(the “Subscription Amount”)

Please complete if purchasing as agent for a principal (beneficial purchaser) (the “Disclosed Principal”) and not purchasing as a trust company, trust corporation or portfolio manager for accounts fully managed by it:

Executive Vice President

(Official Capacity or Title – if the Subscriber is not an individual)

	Enrique (Henry) Fenig	(Name of Disclosed Principal)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

	Suite 250, BCE Place, 181 Bay Street	(Address of Disclosed Principal)

(Subscriber’s Address, including Municipality and Province/State)

	Toronto, Ontario, M5J 2T3	(Account Reference, if applicable)

(Telephone Number) (Email Address)

Account Registration Information:	Delivery Instructions as set forth below:

NBCN Inc. ITF FCMI Financial Corporation	FCMI FINANCIAL CORPORATION

(Name)	(Name)

2L-EE01-E

(Account Reference, if applicable)	(Account Reference, if applicable)

1410-1010, de la Gauchetiere St. West	Suite 250, BCE Place, 181 Bay Street

Montreal, Quebec H3B 5J2	Toronto, Ontario M5J 2T3

(Address, including Postal or Zip Code)	(Address)

(Contact Name) (Telephone Number)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS

ARTICLE 1 - INTERPRETATION

1.1	Definitions

          Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Toronto are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Shares” means the shares of common stock, U.S.$0.001 par value, in the capital of the Company.

“Company” means Paramount Gold and Silver Corp. and includes any successor corporation to or of the Company.

“Disclosed Principal” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Financial Advisor” means Dahlman Rose & Company LLC, a broker-dealer registered pursuant to Section 15 of the U.S. Exchange Act and an international dealer registered pursuant to the Securities Act (Ontario) that has acted as financial advisor to the Company in connection with the Offering.

“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators.

“NYSEA” means the NYSE Alternext US.

“Offering” means the offering of up to 12,000,000 Units pursuant to this Subscription Agreement.

“Offering Jurisdiction” means the Province of Ontario.

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning.

“Public Record” means the Company’s annual report on Form 10 K for the year ended June 30, 2008, the quarterly reports filed on Form 10 Q for the quarters ended September 30, 2008, and December 31, 2008, the Company’s definitive proxy statement dated January 8, 2009, the Company’s final prospectus pursuant to Rule 424(b)(3) under the U.S. Securities Act dated January 8, 2009 and each current report on Form 8 K filed since June 30, 2008.

“Registration Rights Agreement” means the Registration Rights Agreement in the form annexed in this Agreement as Schedule “B” to be entered into at the Closing between the Company and the Subscriber.

“Regulation S” means Regulation S under the U.S. Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Offering Jurisdiction, the applicable policy statements issued by the securities regulators in the Offering Jurisdiction, the securities laws of the United States, any applicable States and any jurisdictions outside of Canada and the United States, the regulations and rules thereunder and the forms prescribed thereby and the rules of any applicable stock exchange.

“Stock Exchanges” means the Toronto Stock Exchange and the NYSEA.

“Subscriber” means the person purchasing the Units as set out on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal for whom it is acting.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement.

“Subscription Amount” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Units” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Unit Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrants” means the common share purchase warrants of the Company that comprise part of the Units, as described on the face page hereof, in the form annexed hereto as Schedule “C”.

“Warrant Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

1.2	Gender and Number

          Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency

          Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbols “$” and “C$”, are expressed in Canadian dollars.

1.4	Subdivisions and Headings

          The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1	Description of Schedules

          The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	-	Accredited Investor Status Certificate

Schedule “B”	-	Form of Registration Rights Agreement

Schedule “C”	-	Form of Warrant Certificate

ARTICLE 3 - SUBSCRIPTION FOR UNITS

3.1	Subscription for Units

          Subject to the terms and conditions set forth herein, and in reliance on the representations, warranties and covenants of the Company contained herein, the Subscriber hereby confirms its subscription for and offer to purchase the Units from the Company, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount, which is payable as described in Article 4 hereto.

3.2	Authorization and Issuance of Securities Comprising the Units

          The securities comprising the Units shall be authorized and issued by the Company and evidenced by certificates representing the Unit Shares and certificates representing the Warrants to be dated as of the Closing Date.

3.3	Acceptance and Rejection of Subscription by the Company

          The Subscriber acknowledges and agrees that the Company reserves the right, in its absolute discretion, to reject this subscription for Units, at any time prior to the Closing Time. If this subscription is rejected, any cheques or other forms of payment delivered to the Company representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1	Closing

          Sale of the Units and delivery of the certificates representing the Unit Shares and the Warrants and payment of the Subscription Amount will be completed (the “Closing”) at the offices of the Company’s counsel, Gowling Lafleur Henderson LLP in at 10:00 a.m. (Toronto time) (the “Closing Time”) on March 18, 2009 or such other place, date or time as the Company and the Subscriber may agree, but in any event no later than March 31, 2009 (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Subscriber, or waived by the Subscriber, (a) the Subscriber shall (i) deliver to the Company at the Closing Time a completed Subscription Agreement; and (ii) deliver to the Company the aggregate Subscription Amount for the Units against delivery by the Company of certificates representing the Unit Shares and Warrants and such other documentation as may be required pursuant to the Subscription Agreement, and (b) the Subscriber and the Company shall enter into the Registration Rights Agreement.

          If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Company to the Subscriber of certificates representing the Unit Shares and Warrants) have not been complied with to the satisfaction of the Subscriber, or waived by the Subscriber, the Company and the Subscriber will have no further obligations under this Subscription Agreement. Nothing in this final paragraph of Section 4.1 shall release any party hereto from any liability that such party may have arising out of any inaccuracy or misrepresentation made by such party in or pursuant to this Agreement or any breach of this Agreement by such party.

4.2	Conditions of Closing

          Each of the Subscriber and the Company acknowledge and agree that their respective obligations hereunder are conditional on the accuracy of the representations and warranties of the other party contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Amount by certified cheque, bank draft or wire transfer in Canadian dollars payable to the Company;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement and Schedule “A” hereto;

(c)	execution and delivery of the Registration Rights Agreement by the parties;

(d)	the approval for listing of the Unit Shares and the Warrant Shares on the NYSEA and the conditional approval for listing of the Unit Shares and the Warrant Shares on the Toronto Stock Exchange;

(e)	execution and delivery by the Company of a Letter Agreement Regarding Board of Directors Representation in a form satisfactory to the Subscriber, acting reasonably;

(f)

the Subscriber shall have received a title opinion respecting the Company’s San Miguel concessions and Temoris concessions in Mexico from the Company’s Mexican counsel in a form satisfactory to the Subscriber, acting reasonably;

(g)	the Subscriber shall have received legal opinions from Canadian and U.S. counsel to the Company in a form satisfactory to the Subscriber, acting reasonably;

(h)

the representations, warranties and covenants of the Company set forth in Article 5 shall be true and correct at the Closing Time with the same force and effect as if made at and as of such time and the Company shall deliver to the Subscriber a certificate to that effect at the Closing Time;

(i)

the representations, warranties, covenants and acknowledgments of the Subscriber set forth in Article 6 shall be true and correct at the Closing Time with the same force and effect as if made at and as of such time and the Subscriber shall deliver to the Company a certificate to that effect at the Closing Time; and

(j)	the Closing Date shall be no later than March 31, 2009.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

5.1	Representations, Warranties and Covenants of the Company

          The Company hereby represents and warrants to and covenants with the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transaction contemplated herein:

(a)

The Company and each of its subsidiaries has been duly incorporated and organized and is validly existing under their respective jurisdictions of incorporation, have all requisite power and capacity and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental bodies or any other person or entity to carry on its business as now conducted and to own, lease and operate their respective properties and assets except where the failure to obtain such authorizations, approvals, consents, orders, licenses, certificates and permits would not have a material adverse effect on the consolidated assets or properties, business, results of operations or condition (financial or otherwise) of the Company.

(b)

Upon written acceptance and delivery, this Subscription Agreement constitutes a binding obligation of the Company enforceable in accordance with its terms. Upon execution and delivery by the Company, each of the Warrant certificates representing the Warrants and the Registration Rights Agreement will be binding obligations of the Company enforceable in accordance with its respective terms.

(c)

The offer and sale of the Units, the Unit Shares and the Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance and delivery of the Unit Shares against payment of the Subscription Amount therefor in accordance with this Agreement, the Unit Shares will be validly issued, fully paid and non-assessable Common Shares of the company. The Warrant Shares have been duly reserved for issuance and, upon issuance and delivery of the Warrant Shares against payment of the warrant exercise price in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable Common Shares of the Company. The Unit Shares and the Warrant Shares will conform in all respects to the description of the Common Shares set forth in the Public Record.

(d)

The Company has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business (except when the failure to do so would not have a material adverse effect) and possesses all material certificates, authorities, permits or licences issued by the appropriate provincial, state, municipal, federal or other governmental or regulatory agency or body necessary to carry on the business currently as carried on, or contemplated to be carried on, by it, is in compliance in all material respects with such certificates, authorities, permits and licences and with all laws, regulations, tariffs, rules, orders and directives material to its operations, including, without limitation, all laws, regulations and statutes relating to mining claims, concessions, licenses, leases or other instruments and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, authorities, permits, licences, mining claims, concessions, leases or other instruments conferring mineral rights which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income of the Company and it has not received notice of the revocation or cancellation of, or any intention to revoke or cancel, any such licence, permit, approval, consent, certificate, registration or authorization.

(e)

The issue and sale of the Units by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Company’s incorporating documents or any material breach of any agreement or instrument to which the Company is a party or by which it is bound.

(f)

The Company is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company’s knowledge, no such actions, suits or proceedings are contemplated or have been threatened.

(g)	There are no judgments against the Company which are unsatisfied, nor is the Company subject to any consent decrees or injunctions.

(h)

The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the certificate evidencing the Warrants, the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Units, the Unit Shares, the Warrants and the Warrant Shares have been or will be at the Closing Date duly authorized by all necessary corporate action on the part of the Company, and the Company has full corporate power and authority to undertake the Offering. Without limiting the generality of the foregoing, the authorizations referred to in this paragraph include the approval by the Company’s board of directors of the Subscriber becoming an “interested stockholder” within the meaning of Section 203 of the Delaware General Corporation Law.

(i)	To the Company’s knowledge, it is not in default of any of the requirements of the Securities Laws or any of the administrative policies or notices of the Stock Exchanges.

(j)

Except for as provided in the Public Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Company, or any other security convertible into or exchangeable for any such shares, or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital.

(k)

Other than the Financial Advisor, there is no person acting or purporting to act on behalf of the Company in connection with the transactions contemplated herein who is entitled to any brokerage, finder’s fee or financial advisory fee. If any person establishes a claim that any fee or other compensation is payable by the Subscriber for services performed for or on behalf of the Company in connection with this subscription for the Units, the Company covenants to indemnify and hold harmless the Subscriber with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(l)

The Company has filed, as part of the Public Record, all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it pursuant to the U.S. Securities Act or the U.S. Exchange Act with the SEC since June 30, 2008. None of the documents of the Public Record, as of their respective dates (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)

Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the Public Record were prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, all in conformity with U.S. GAAP consistently applied during the period involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements, to the absence of notes and normal year-end adjustments. All such documents in the Public Record, as of their respective dates (and as of the date of any amendment to the respective document of the Public Record) complied as to form in all material respects with the applicable requirements of the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder.

(n)

Except as disclosed in the Public Record filed prior to the date hereof, the Company has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes thereto prepared in conformity with U.S. GAAP.

(o)

The Company has not received any written notice from NYSEA to the effect that the Company is currently in material non-compliance with any listing or maintenance requirement of the NYSEA. To the Company’s knowledge, there are no facts or circumstances existing as of the date hereof that create a reasonable likelihood that the Common Shares will be delisted from the NYSEA or trading in such shares will be suspended.

(p)

None of the Company or any of its affiliates has made or will make any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States regarding the Company or the securities subject to the Offering, or has engaged or will engage in any form of “general solicitation” or “general advertising” (as such terms are used in Rule 502(c) of Regulation D under the U.S. Securities Act) in connection with the offer or sale of the securities subject to the Offering including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

(q)	The current structure of this transaction and all transactions contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act.

(r)

The Subscriber is relying on the representations, warranties and covenants of the Company contained herein and the Company agrees to indemnify the Subscriber and its directors, officers and agents against all losses, claims, costs, expenses, damages or liabilities that any of them may suffer or incur as a result of or arising from reliance thereon.

ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

          The Subscriber hereby represents and warrants to, and covenants with, the Company as follows and acknowledges that the Company is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

The Subscriber certifies that it is incorporated in and maintains its principal place of business in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Units and the Subscriber was solicited to purchase the Units in such jurisdiction.

(b)

The Subscriber is neither a U.S. Person nor subscribing for the Units for the account or benefit of a U.S. Person or for resale in the United States and the Subscriber confirms that the Units have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States.

(c)

The Subscriber has properly completed, executed and delivered to the Company this Subscription Agreement through which it subscribed for the Units including Schedule “A” hereto (dated as of the date hereof), as applicable and the information contained therein is true and correct.

(d)

The representations, warranties and covenants of the Subscriber contained in Schedule “A” hereto will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(e)

The Subscriber acknowledges that the Unit Shares, the Warrants and the Warrant Shares have not been registered under the U.S. Securities Act, are “restricted securities” as defined in Rule 144 under the U.S. Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the U.S. Securities Act and all applicable State securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act.

(f)

The Subscriber understands that the Company is the seller of the Units and the issuer of the underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Subscriber agrees that it will not, during a six-month distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Unit Shares, the Warrants or the Warrant Shares other than to a non-U.S. Person.

(g)

The Subscriber acknowledges and understands that in the event the Unit Shares, the Warrants or the Warrant Shares are offered, sold or otherwise transferred by the Subscriber to a non-U.S. Person prior to the expiration of a six-month distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act.

(h)

The Subscriber will not offer, sell or otherwise dispose of the Unit Shares, the Warrants or the Warrant Shares in the United States or to a U.S. Person unless such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the SEC has declared effective a registration statement in respect of such securities.

(i)

The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with, or constitute a material default under, or create a state of facts that, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber.

(j)

The Subscriber is subscribing for the Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) or if it is subscribing as agent for a Disclosed Principal, it has disclosed the name of the Disclosed Principal on the face page of this Subscription Agreement and acknowledges that the Company may be required by law to disclose to certain regulatory authorities the identity of each Disclosed Principal for whom the Subscriber is acting.

(k)

In the case of a subscription for the Units by the Subscriber acting as agent for a fully managed account or as agent for a Disclosed Principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of the fully managed account or Disclosed Principal, as applicable and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, the fully managed account or Disclosed Principal, as applicable. This Subscription Agreement is enforceable in accordance with its terms against such fully managed account or Disclosed Principal.

(l)

In the case of a subscription for the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

(m)

The Subscriber is duly incorporated and is validly subsisting under the laws of its governing jurisdiction and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

(n)

There is no person acting or purporting to act on behalf of the Subscriber in connection with the transactions contemplated herein who is entitled to any brokerage, finder’s fee or financial advisory fee. If any person other than the Financial Advisor establishes a claim that any fee or other compensation is payable by the Company for services rendered for or on behalf of the Subscriber in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(o)	Insofar as such term is used in the Securities Laws, the Subscriber is at arm’s-length with the Company within the meaning of the Securities Laws.

(p)

If required by applicable Securities Laws or the Company, the Subscriber will execute, deliver and file, or assist the Company in filing, such reports, undertakings and other documents with respect to the issue and/or sale of the Unit Shares, the Warrants or the Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(q)

The Subscriber has been advised to consult its own legal advisors with respect to trading in the Unit Shares and the Warrants and the Warrant Shares and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities that restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws. Nothing in this paragraph (q) shall relieve the Company from its obligations under the Registration Rights Agreement.

(r)

The Subscriber has not received or been provided with a prospectus, registration statement or offering memorandum, within the meaning of the Securities Laws. The Subscriber has had access to and has reviewed, to the extent it deems necessary, the Public Record and the Subscriber’s decision to subscribe for the Units was based solely upon the representations, warranties, covenants and agreements of the Company contained in this Subscription Agreement (including the representations and warranties made herein with respect to the Public Record) and the Public Record.

(s)

The Subscriber is not purchasing the Units with knowledge of material information concerning the Company with respect to which the Company has not made “Public Disclosure” within the meaning of Regulation FD under the U.S. Exchange Act.

(t)	The Subscriber acknowledges and agrees that no person has made any written or oral representations:

(i)	that any person will resell or repurchase the Unit Shares, the Warrants or the Warrant Shares;

(ii)	that any person will refund the Subscription Amount; or

(iii)	as to the future price or value of the Common Shares.

(u)

There are risks associated with the purchase of and investment in the Units and the Subscriber has such knowledge and experience that it is capable of evaluating the merits and risks of an investment in the Unit Shares, Warrants and Warrant Shares and fully understands the restrictions on resale of the Unit Shares, Warrants and Warrant Shares and is capable of bearing the economic loss of the investment in the Units.

(v)

The funds representing the Subscription Amount that will be advanced by the Subscriber to the Company hereunder, as applicable, will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s or Disclosed Principal’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the funds representing the Subscription Amount to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

6.2	Additional Acknowledgments and Covenants of the Subscriber

          The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby acknowledges, covenants and agrees as follows:

(a)

No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body or similar regulatory authority has reviewed or passed on the merits for investment of the Unit Shares, the Warrants or the Warrant Shares nor has any such regulatory authority made any recommendation or endorsement with respect to the Unit Shares, the Warrants or the Warrant Shares.

(b)

The Units, Unit Shares, Warrants and Warrant Shares (if applicable) shall be subject to statutory resale restrictions under the securities laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Unit Shares, the Warrants or, if applicable, the Warrant Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Company is not in any way responsible) for such compliance. Nothing in this paragraph (b) shall relieve the Company from its obligations under the Registration Rights Agreement.

(c)

The ability to transfer the Unit Shares, the Warrants and the Warrant Shares is limited by, among other things, applicable Securities Laws and the Company shall refuse, and shall instruct its transfer agent to refuse to register any transfer that does not comply with applicable Securities Laws. The Company agrees that upon delivery by the Subscriber to the Company of an opinion of counsel of recognized standing in the jurisdiction in which any of the Unit Shares, the Warrants or the Warrant Shares are proposed to be sold, that such transfer may be effected in compliance with applicable Securities Laws, unless the Company reasonably believes that such opinion is incorrect, unclear or otherwise defective for such purpose, such opinion shall be conclusive, as against the Company, with respect to such proposed transfer and that the Company shall instruct its transfer agent to register any such transfer to which such opinion relates.

(d)

The certificates representing the Unit Shares, the Warrants and if applicable, the Warrant Shares, if issued prior to the date that is four months following the Closing Date, will bear a legend substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months and one day from the Closing Date].” and

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

The certificates representing the Unit Shares, the Warrants and the Warrant Shares will bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY [IF WARRANTS, ADD “AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF”] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). UNLESS REGISTERED UNDER THE 1933 ACT, THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE UNDER (C) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT.”

(e)

The Company is relying on the representations, warranties and covenants of the Subscriber contained herein and in the applicable Schedule(s) attached hereto to determine the Subscriber’s eligibility to subscribe for the Units under applicable Securities Laws and the Subscriber agrees to indemnify the Company and its directors, officers and agents against all losses, claims, costs, expenses, damages or liabilities that any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(f)

The Company is relying on an exemption from the requirement to provide the Subscriber with a prospectus or registration statement under the Securities Laws and, as a consequence of acquiring the Units pursuant to such exemption:

(i)

certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, may not be available to the Subscriber, or, if applicable, others for whom the Subscriber is contracting hereunder,

(ii)

the common law may not provide investors with an adequate remedy in the event that the Subscriber or, if applicable, others for whom the Subscriber is contracting hereunder, suffers investment losses in connection with securities acquired in a private placement,

	(iii)	the Subscriber, or, if applicable, others for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under the Securities Laws, and

	(iv)	the Company is relieved from certain obligations that would otherwise apply under the Securities Laws.

Nothing in this paragraph (f) shall constitute a waiver by Subscriber of any rights which Subscriber may have under applicable Securities Laws.

(g)

The Subscriber is solely responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement and, without limiting the generality of the foregoing, the Company’s counsel are acting solely as counsel to the Company and not as counsel to the Subscriber.

(h)	There is no government guarantee or insurance covering the Unit Shares, the Warrants or the Warrant Shares.

(i)	There are risks associated with the purchase of the Units and the Subscriber may lose his, her or its entire investment.

(j)

The Company is collecting the Subscriber’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, the personal information of each beneficial purchaser for whom it is contracting hereunder, for the purpose of completing this Subscription Agreement. The Subscriber acknowledges and consents on its own behalf that, and if applicable, on behalf of each Disclosed Principal, to the Company and Disclosed Principal retaining such personal information for as long as permitted or required by law or business practices. The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, further acknowledges and consents to the fact that the Company may be required by the Securities Laws, the rules and policies of any stock exchange or the rules of the Investment Dealers Association of Canada to provide regulatory authorities with any personal information provided under this Subscription Agreement. The Subscriber represents and warrants, as applicable, that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal. In addition to the foregoing, the Subscriber agrees and acknowledges that the Company, may use and disclose its personal information, or that of each Disclosed Principal, as follows:

	(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company and the Subscriber or any Disclosed Principal;

	(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

	(iii)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)

for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

	(v)	for disclosure to professional advisers of the Company in connection with the performance of their professional services;

	(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

	(vii)	for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

	(viii)	for use and disclosure as otherwise required or permitted by law.

(k)

No Canadian broker-dealer would be permitted, under the U.S. Securities Act, to execute a transaction in the Unit Shares, Warrants or Warrant Shares on a Canadian stock exchange if that member knows that the purchaser is in the United States or a U.S. Person or is acting for the account or benefit of a U.S. Person. Also, the Canadian broker-dealer must make reasonable efforts to ascertain whether a purchaser is in the United States or is a U.S. Person or is acting for the account or benefit of a U.S. Person and implement measures designed to assure reasonable compliance with this requirement.

(l)

If the Subscriber is resident in or otherwise subject to the Securities Laws applicable in the Province of Ontario, the information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Units being purchased hereunder and the Subscription Amount as well as the Closing Date and the exemption that the Company is relying on in selling the Units to the Subscriber will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under applicable securities legislation in the Province of Ontario. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the Province of Ontario. Each Subscriber (for certainty including each Disclosed Principal) hereby authorizes the indirect collection of such information by the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at (416) 593-8086 or in person or writing at Suite 1900, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Company

          The representations, warranties and covenants of the Company contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

          The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Company with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Unit Shares, the Warrants or the Warrant Shares, and shall continue in full force and effect for the benefit of the Company.

ARTICLE 8 – FINANCIAL ADVISOR’S FEE

8.1	Financial Advisory Fee

          The Subscriber understands that, in connection with the issue and sale of the Units pursuant to the Offering, the Financial Advisor will receive from the Company on Closing a Financial Advisory Fee equal to 7% of the gross proceeds from the Offering. The Company will also issue to the Financial Advisor that number of share purchase warrants (“Financial Advisor’s Warrants”) equal to 7% of the Units sold to the Subscriber. Each Financial Advisor’s Warrant will entitle the Financial Advisor to acquire a Common Share at the same price and over the same term as the Warrants and will be evidenced by a form of Financial Advisor’s Warrant.

ARTICLE 9 - MISCELLANEOUS

9.1	Further Assurances

          Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2	Notices

(a)

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)	in the case of the Company, to:

Paramount Gold and Silver Corp.
346 Waverley Street, Suite 110
Ottawa, ON K2P 0W5

Attention:	President and Chief Executive Officer
Fax:	(613) 248-4971

with a copy to (which shall not constitute notice):

Gowling Lafleur Henderson LLP
Bentall 5
550 Burrard Street, Suite 2300
P.O. Box 30
Vancouver, BC V6C 2B5

Attention:	Brett Kagetsu
Fax:	(604) 443-5627

(ii)	in the case of the Subscriber, at the address specified on the face page hereof, with a copy to (which shall not constitute notice):

Ogilvy Renault LLP
Suite 3800, P.O. Box 84
Royal Bank Plaza, South Tower
200 Bay Street
Toronto, ON M5J 2Z4

Attention:	Pierre Soulard
Fax:	(416) 216-3930

(b)

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.3	Time of the Essence

          Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4	Costs and Expenses

          The Company will bear the reasonable legal fees and disbursements of legal counsel to the Subscriber incurred in connection with this Subscription Agreement and the transactions herein contemplated.

9.5	Applicable Law

          Except as set forth in the next succeeding sentence, this Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Notwithstanding the foregoing, all matters relating to or arising under the Securities Laws of the United States shall be governed by and construed in accordance with such laws, and all matters relating to or arising under the law of the State of Delaware shall be governed by and construed in accordance with such laws. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

9.6	Entire Agreement

          This Subscription Agreement, including the schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.7	Counterparts

          This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

9.8	Assignment

          This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

9.9	Enurement

          This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.10	Language

          It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English. Il est de la volonté expressed du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise.

          The Company hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this 12th day of March, 2009.

PARAMOUNT GOLD AND SILVER CORP.

Per:	/s/ Christopher Crupi

Authorized Signing Officer

SCHEDULE “A”

ACCREDITED INVESTOR STATUS CERTIFICATE

TO BE COMPLETED BY ONTARIO ACCREDITED INVESTORS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate. Capitalized terms used but not otherwise defined herein shall have the meanings attributed thereto in the subscription agreement to which this certificate is attached.

TO:	Paramount Gold and Silver Corp. (the “Company”)

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

(a)	the Subscriber is resident in or otherwise subject to the securities laws of one of the Province of Ontario;

(b)

the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as a principal under National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”);

(c)

the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

(d)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

(e)	upon execution of this Schedule “A” by the Subscriber, this Schedule “A” shall be incorporated into and form a part of the subscription agreement to which this Schedule “A” is attached.

(PLEASE CHECK THE BOX OF EACH APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☒	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)

a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof, the following definitions are included for convenience:

(a)

“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)

“eligibility adviser” means (a) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and (b) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(e)	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(g)

“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(h)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(j)

“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(k)	“non-redeemable investment fund” means an issuer,

(A) whose primary purpose is to invest money provided by its securityholders,

(B) that does not invest,

(i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(C) that is not a mutual fund;

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)

“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the subscription agreement to which this Schedule “A” is attached) and the Subscriber acknowledges that this accredited investor status certificate is incorporated into and forming part of the subscription agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Time.

Dated: March 12, 2009	Signed:	/s/ Henry Fenig

Henry Fenig

Witness (if Subscriber is an individual)	Print the name of Subscriber

Executive Vice President

Print Name of Witness	If Subscriber is a corporation,
print name and title of authorized signing officer

SCHEDULE “B”

FORM OF REGISTRATION RIGHTS AGREEMENT

[see Exhibit 99.2]

SCHEDULE “C”

FORM OF WARRANT CERTIFICATE

[see Exhibit 99.3]